UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 21, 2017

GERON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-20859	75-2287752
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

149 COMMONWEALTH DRIVE, SUITE 2070
MENLO PARK, CALIFORNIA 94025
(Address of principal executive offices, including zip code)

(650) 473-7700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 21, 2017, Geron Corporation (“Geron” or the “Company”) entered into the sixth amendment (the “Sixth Amendment”) of the Office Lease Agreement (the “Lease”) with Exponent Realty, LLC, with respect to the premises located at 149 Commonwealth Drive, Menlo Park, California. The Lease, which was originally entered on February 29, 2012, has previously been amended pursuant to the First Amendment dated January 10, 2014, the Second Amendment dated January 31, 2014, the Third Amendment dated February 27, 2014, the Fourth Amendment dated May 9, 2014, and the Fifth Amendment dated September 15, 2015. Pursuant to the Sixth Amendment, the term of the Lease has been extended from February 1, 2018 to January 31, 2020. During the term of the Lease as extended by the Sixth Amendment, Geron will continue to occupy approximately 14,485 rentable square feet of the premises with a base rent with respect thereto of $3.91 per rentable square foot per month for the period from February 1, 2018 to January 31, 2019, and $4.03 per rentable square foot per month for the period from February 1, 2019 to January 31, 2020.

The foregoing description of the Sixth Amendment is not complete and is qualified in its entirety by reference to the full text of such amendment, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Sixth Amendment to Office Lease Agreement by and between Geron Corporation and Exponent Realty, LLC, dated September 21, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERON CORPORATION

Date: September 22, 2017	By:	/s/ Stephen N. Rosenfield
Stephen N. Rosenfield
Executive Vice President, General
Counsel and Corporate Secretary